POWER OF ATTORNEY
I, Philip Clement (Grantor), hereby confirm,
constitute and appoint each of Jennifer L. Kraft, Ram
Padmanabhan and Michele Welsh, or any of them signing
singly, and with full power of substitution, as the true
and lawful attorney-in-fact of Grantor to:
1.	prepare, execute in Grantors name and on
Grantors behalf, and submit to the United States
Securities and Exchange Commission (the SEC) a Form
ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes
and passwords enabling the undersigned to make
electronic filings with the SEC of reports required
by Section 16(a) of the Securities Exchange Act of
1934, as amended (the Exchange Act) or any rule or
regulation promulgated by the SEC;
2.	execute for and on behalf of Grantor, in
Grantors capacity as an officer, director or greater
than ten percent stockholder of Aon Corporation (the
Company), Forms 3, 4 and 5, including but not
limited to any amendments thereto, in accordance with
Section 16(a) of the Exchange Act, and the rules
promulgated thereunder, which may be necessary or
desirable as a result of Grantors ownership of or
transaction in securities of the Company; and
 3.	do and perform any and all acts for and on
behalf of Grantor which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or any amendments thereto, and timely file such form with the SEC and any other stock exchange or similar authority.
Grantor hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Grantor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Grantor, are not assuming, nor is the Company assuming, any of Grantors responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which Grantor shall cease to be subject to Section 16 of the Exchange Act and the rules promulgated thereunder or until such earlier date on which written notification executed by Grantor is filed with the SEC expressly revoking this Power of Attorney.

IN WITNESS WHEREOF, Grantor has caused this Power of
Attorney to be executed as of this 18th day of November, 2010.


Signature:    /s/Philip Clement
		Philip Clement